                                                                   Exhibit 10.65

                     SALES AND MARKETING SERVICES AGREEMENT
                                      AMONG
                ECO FUEL CELLS, LLC, ENERGY CO-OPPORTUNITY, INC.
                                       AND
                                  H POWER CORP.

This Sales and Marketing Services Agreement ("Agreement") is entered into this 10 day of April, 2002 (the "Effective Date"), among H Power Corp., 1373 Broad Street, Clifton, NJ 07013; H Power Enterprises of Canada, Inc. (together "H Power"); and ECO Fuel Cells, LLC ("EFC") and Energy Co-Opportunity, Inc. ("ECO") both of 2201 Cooperative Way, Herndon, VA 20171. These parties are referred to herein singularly as "Party" and collectively as "Parties." Defined terms used, but not otherwise defined herein, shall have the respective meanings set forth in the Second Amended and Restated Fuel Cell Product Operating Agreement, dated April 10, 2002, among the Parties (the "Operating Agreement").


                                    RECITALS

WHEREAS: On the date hereof, the Parties have entered into the Operating Agreement to, among other things, further encourage the marketing of H Power's Fuel Cell Products, to provide the Parties with additional marketing and distribution opportunities, and to explore other products and services offered by H Power including new fuel cell products and applications; and

WHEREAS: the Parties desire to mutually encourage the development, marketing and selling of H Power's Fuel Cell Products to electric Cooperatives and others, and;

WHEREAS: EFC has specific sales and marketing expertise in Distributed Generation (DG) equipment and related applications that is transferable to Fuel Cell Products sales and marketing, and;

WHEREAS: H Power desires to secure EFC's expertise in sales, marketing and other areas to help enhance the commercialization of its Fuel Cell Products.

NOW, THEREFORE, in consideration of the promises herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:


      1.    FUEL CELL SALES AND MARKETING SUPPORT.

            a. EFC will work with H Power to identify and create sales opportunities for Fuel Cell Products, including H Power's EPAC series. This will include identification of potential markets and applications, channels of distribution, and similar activities.

            b. EFC will continue to actively promote the Fuel Cell Power System for residential markets and will participate in evaluation studies and placement of test units to finalize the development of the Cooperative design and to enter other markets.

            c.    EFC's Services shall include:

----------
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted materials have been filed separately with the Securities and Exchange Commission.

                  i. EFC, in collaboration with others, will provide H Power with a report on "typical" electric utility approaches for engineering review of customer requested DG grid interconnection to help H Power better understand interconnection requirements. The report will include the typical utility steps that must be taken to properly account for site-specific concerns and will address the typical technical and procedural requirements of interconnection standards.

                  ii. EFC shall work with H Power, and both Parties will use reasonable commercial efforts to jointly identify and secure $3.0 million in grants and/or other funds in the eighteen month period following the Effective Date to support the Fuel Cell Product test and development programs, which may include potential funding for related technologies.

                  iii. EFC shall organize and sponsor a national distributed generation seminar in April 2002 that will include invitations to a broad spectrum of non-Cooperative and Cooperative utilities and customers. H Power will be a featured presenter at the seminar.

                  iv. EFC shall create new marketing and distribution channels for Fuel Cell Products through the electric Cooperatives and others by encouraging customers to actively seek new applications for Fuel Cell Products that will expand future sales opportunities.

                  v. EFC shall staff and display H Power products and services at two electric Cooperative industry or related trade shows in 2002 and 2003, one of which shall include the NRECA Annual Meeting in both years. H Power will provide all Fuel Cell equipment for the displays, and EFC shall provide the display space, personnel and display platforms for H Power for a cost not to exceed $50,000 per show.

                  vi. EFC shall identify, assess and evaluate future and existing Fuel Cell Product markets, fuel cell customer needs, additional product development opportunities and applications and similar items as follows. EFC shall be responsible for developing and managing a structured focus group program consisting of two different participant interview sessions for the purpose of establishing new sales opportunities for $15 million of new revenue from "Other Fuel Cells". EFC shall be responsible for securing participants for the program.

                  vii. EFC shall develop marketing and promotion materials for H Power, identify marketing issues for H Power and develop market penetration and market share strategies for H Power.

                  viii. EFC's Project Manager for this agreement will work with national Cooperative organizations to secure display and educational opportunities for H Power, and will coordinate any display set ups or material hand-outs needed for these opportunities with H Power.

            2. PROJECT MANAGER. EFC's Project Manager for this Agreement shall be Robert Gibson. The Project Manager shall, in addition to the other duties prescribed in this Agreement, develop a travel budget for this Agreement, working closely with H Power. During the term of this Agreement, Mr. Gibson and other EFC personnel shall integrate the H Power activities described herein into their EFC workload, and shall be responsible for establishing work priorities, schedules and completion of work requests. Mr. Gibson shall inform both EFC and H Power when potential or real conflicts of activities or scheduling exist, and the Parties shall mutually resolve such conflicts for Mr. Gibson. During the term of this Agreement, H Power shall not solicit any EFC staff for employment.

                  H Power and EFC shall agree to prepare travel (including transportation, lodging, meals, and entertainment) and other budgets from time to time to carry out the purposes of this Agreement. In addition to the payments made under Attachment A of this Agreement, any travel to be performed at H Power's request that exceeds $1,000 per month shall be paid for by H Power, except for the travel expenses in conjunction with the planned EFC meetings described in Sections 1.c. iii and 1.c.v. above or as may otherwise be agreed to in writing by the Parties. EFC shall provide satisfactory documentation for such expenses in such detail as H Power may reasonably request.

            3. LIMITATIONS. IN NO EVENT SHALL THE PARTIES (INCLUDING THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS) BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS) IN THE PERFORMANCE OF THEIR DUTIES UNDER THIS AGREEMENT, EVEN IF THEY HAVE NOTICE OF THE POSSIBILTY OF SUCH DAMAGES, EXCEPT FOR (I) ANY PRODUCT LIABILITY, (II) ANY INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, AND (III) OTHER DAMAGES CAUSED BY NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTIES OR THEIR EMPLOYEE(S). HOWEVER, NOTHING HEREIN IS TO LIMIT OR CHANGE THE PROVISIONS OF THE EFC-H POWER OPERATING AGREEMENT (AS AMENDED FROM TIME TO TIME).

            4. PAYMENT FOR SALES AND MARKETING SERVICES. Subject to Sections 5, 6, and 7 hereof, in exchange for the above services, H Power will pay EFC up to $1.5 million per the schedule in Attachment A hereto. EFC may invoice H Power monthly or quarterly for its services. Payment of invoices will be due and payable 15 days after receipt by H Power. In addition, H Power agrees to pay EFC per the Schedule in Attachment A of this Agreement an amount not to exceed $50,000 for its participation in each trade show referenced in Section 1.c.v.

            5. AFFIRMATIVE AND NEGATIVE COVENANTS. Notwithstanding anything contained in this Agreement to the contrary, this Agreement is subject to certain binding Affirmative and Negative Covenants ("Covenants") contained in a "Memorandum of Agreement" entered into by the Parties on the date of this Agreement.

            6. NO MATERIAL ADVERSE CHANGE. Notwithstanding anything contained in this Agreement to the contrary, H Power shall have no obligation to make payments to EFC during the Term hereof, if there has been a "Material Adverse Change." For the purposes of this Agreement, a Material Adverse Change shall only be defined as a material violation of Sections 2, 3, 4, or 5 of the Memorandum of Agreement.

            7. FAILURE TO COMPLY. Notwithstanding anything contained in this Agreement to the contrary, upon ECO's and/or EFC's breach of any of the Affirmative or Negative Covenants set forth in the Memorandum of Agreement, H Power shall have the unilateral right to suspend payment of any monies due to EFC hereunder (including those set forth on Attachment A hereto) until such time that ECO and/or EFC cures such breach to H Power's satisfaction.

            8. TERM. This Agreement shall terminate upon: i) the completion of EFC's and ECO's duties referred to herein; or ii) the written agreement of the Parties.

            9. DISPUTES. The Parties agree that any and all controversies or claims arising out of or relating to this Agreement, or any alleged breach hereof, shall be resolved by binding arbitration as prescribed herein, upon 30 days' written notice to the other Party. In that event, the Parties each Party shall select one (1) arbitrator and those shall select a third. The three (3) arbitrators will conduct the arbitration under the then current rules of the American Arbitration Association ("AAA"), unless otherwise provided herein. The arbitrator(s) will be selected in accordance with AAA procedures from a list of qualified arbitrators maintained by AAA. The arbitration will be conducted in Washington, D.C. and all expedited procedures prescribed under AAA rules will apply. Unless the Parties otherwise agree, the proceedings will be completed within forty-five (45) days of the Parties' receipt of notice of arbitration. Each Party will bear its own costs and attorney's fees.

            10. MUTUAL COOPERATION. The Parties agree to take such other actions and execute such other documents as shall be necessary to carry out the provisions of this Agreement.

            11. ENTIRE AGREEMENT. With the exception of the Operating Agreement and the Memorandum of Agreement, this Agreement (including any Schedules and Exhibits attached hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supercedes all prior and contemporaneous agreements and undertakings, written or oral, of any nature whatsoever of the Parties hereto with respect to the subject matter hereof.

            12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy (with confirmation of transmission), by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the Parties at their respective addresses set forth in the preamble of this Agreement or to such other address as the Party to whom notice is given may have previously furnished to the other Parties in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

            13. PARTY'S RELATIONSHIP. Neither Party by this Agreement makes the other Party its legal representative or agent. Neither Party shall assign this Agreement to any other third party without the other Party's prior written permission, except that ECO and ECO Fuel Cells may assign it to a Cooperative Member.

            14. NO RIGHTS IN THIRD PARTIES. Nothing contained in this Agreement shall be construed as giving rise to any rights to enforce its provisions to any person or entity not a Party to this Agreement under any legal theory.

            15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the Parties hereon as signatories.

            16. SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

         IN WITNESS WHEREOF the undersigned Parties hereby execute this Agreement.


         H POWER CORP.                      H POWER ENTERPRISES OF CANADA, INC.

         /s/ William L. Zang                H. Frank Gibbard
         -----------------------------      -----------------------------------

      ECO FUEL CELLS, LLC                     ENERGY CO-OPPORTUNITY, INC.

      /s/ William C. Cetti                    /s/ William C. Cetti
      ------------------------------------    ---------------------------------
      William C. Cetti, President & CEO       William C. Cetti, President & CEO

                                  ATTACHMENT A

                     SALES AND MARKETING SERVICES AGREEMENT
                                     BETWEEN
                 ECO FUEL CELLS, LLC, ENERGY CO-OPPORTUNITY INC.
                                       AND
                                  H POWER CORP.

                     ATTACHMENT OF H POWER'S PAYMENTS TO EFC


Subject to the terms and conditions set forth in the Agreement, H Power shall make the following payments to EFC:


----------------------------------------------------------------------------------------------------------------------------------
                                   April-2002  Qtr 2-2002 Qtr 3-2002  Qtr 4-2002  SubTotal   Qtr 1-2003   Qtr 2-2003  Qtr 3-2003
==================================================================================================================================
Sales and Marketing Services           [*]        [*]         [*]        [*]         [*]         [*]         [*]         [*]
Trade Show Displays and Staffing       [*]        [*]         [*]        [*]         [*]         [*]         [*]         [*]
==================================================================================================================================
                              TOTAL    [*]        [*]         [*]        [*]         [*]         [*]         [*]         [*]
----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------
                                    Qtr 4-2003     Totals
=============================================================
Sales and Marketing Services           [*]          [*]
Trade Show Displays and Staffing       [*]          [*]
=============================================================
                              TOTAL    [*]       $1,700,000
-------------------------------------------------------------

----
* Confidential





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